UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

September 26, 2003	333-81778
Date of Report (Date of earliest event reported)	(Commission File Number)

WHEELING ISLAND GAMING, INC.
(Exact name of registrant as specified in its charter)

Delaware	16-1333214
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 South Stone Street, Wheeling, West Virginia 26003
(Address of Principal Executive Offices) (Zip Code)

(304) 232-5050
(Registrant’s telephone number, including area code)

ITEM 5.                 OTHER EVENTS.

On September 26, 2003, Wheeling Island Gaming, Inc. (the “Company”) paid a cash dividend in the amount of $12 million to the Company’s sole stockholder, Sportsystems Corporation, in accordance with Section 4.07 of the Indenture, dated as of December 19, 2001, by and among the Company, the Guarantors (as defined therein) and U.S. Bank, N.A., as trustee, regarding Restricted Payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELING ISLAND GAMING, INC.

	By:	/s/ Michael D. Corbin
		Name:	Michael D. Corbin
		Title:	Vice President-Finance

Date: September 29, 2003